Exhibit 99.2

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Chris Barnes, (972) 673-5539

Investor Relations Heather Catelotti, (972) 673-5869
DR PEPPER SNAPPLE GROUP ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES DUE 2027 AND SENIOR NOTES DUE 2045

Plano, TX, June 5, 2017 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that it intends to offer, subject to market and other conditions, $400 million in aggregate principal amount of senior notes, consisting of $100 million in aggregate principal amount of senior notes due 2027 (the “2027 Notes”) and $300 million in aggregate principal amount of senior notes due 2045 (the "2045 Notes" and, together with the 2027 Notes, the "Notes") in a private offering.

The 2027 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 3.430% Senior Notes due 2027 (the "Existing 2027 Notes") of which $400 million aggregate principal amount are outstanding but will be treated as a separate class of debt securities and will not be fungible with the Existing 2027 Notes unless and until such time as they are exchanged for additional Existing 2027 Notes pursuant to the terms of the registration rights agreement. The 2045 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 4.500% Senior Notes due 2045 (the "Existing 2045 Notes" and, together with the Existing 2027 Notes, the "Existing Notes") of which $250 million aggregate principal amount are outstanding but will be treated as a separate class of debt securities and will not be fungible with the Existing 2045 Notes unless and until such time as they are exchanged for additional Existing 2045 Notes pursuant to the terms of the registration rights agreement. In connection with the issuance of the Notes, DPS will enter into a registration rights agreement pursuant to which we will agree to use our commercially reasonable efforts to file a registration statement with respect to the Notes under certain circumstances.

DPS intends to use the net proceeds from the offering, combined with proceeds from the sale of commercial paper, to fund the purchase of its outstanding 7.45% Notes due 2038 (the "2038 Notes") and 6.82% Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Target Notes") validly tendered and not validly withdrawn and accepted for purchase in accordance with the DPS' previously announced cash tender offers for the Target Notes (the "Tender Offers"), including related premiums, accrued interest and associated fees and expenses. Any net proceeds not used to purchase the 2018 Notes and the 2038 Notes validly tendered and not validly withdrawn and accepted for purchase in accordance with the Tender Offers will be used for general corporate purposes, which may include repayment of outstanding commercial paper, share repurchases, capital expenditures, working capital, future acquisitions and investments. In addition, we intend to redeem any of the 2018 Notes that remain outstanding after the completion of the Tender Offers, including related premiums, accrued interest and associated fees and expenses, through the use of any remaining net proceeds and additional proceeds from the sale of commercial paper. Pending application of the net proceeds, we intend to invest such proceeds in short-term investments.

The Notes will be offered in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer of the Notes will be made only by means of an offering memorandum to qualified purchasers and has not been registered under the Securities Act or any applicable state securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
# # # #